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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           CITIGROUP INC.                         CITIGROUP FUNDING INC.
   (EXACT NAME OF REGISTRANT AS                (EXACT NAME OF REGISTRANT AS
     SPECIFIED IN ITS CHARTER)                   SPECIFIED IN ITS CHARTER)
              DELAWARE                                   DELAWARE
      (STATE OF INCORPORATION                     (STATE OF INCORPORATION
          OR ORGANIZATION)                           OR ORGANIZATION)
             52-1568099                                 42-1658283
(I.R.S. EMPLOYER IDENTIFICATION NO.)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 399 Park Avenue
                            New York, New York 10043
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

     If this form relates to the            If this form relates to the
     registration of a class of             registration of a class of
     securities pursuant to Section         securities pursuant to Section
     12(b) of the Exchange Act and is       12(g) of the Exchange Act and is
     effective pursuant to General          effective pursuant to General
     Instruction A.(c), please check the    Instruction A.(d), please check the
     following box. |X|                     following box. |_|

Securities Act registration statement file numbers to which this form relates:
333-132370; 333-132370-01
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
        -------------------                 ------------------------------
    Stock Market Upturn Notes(SM)               American Stock Exchange
    Based Upon the Hang Seng China
    Enterprises Index Due 2008

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

      For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 8 through 20 of the Registrants' Prospectus dated March 10, 2006 (Registration Nos. 333-132370; 333-132370-01), as supplemented by the information under the heading "Description of the Notes" on pages S-7 through S-32 of the Registrants' Prospectus Supplement dated April 13, 2006 and the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Notes" and "Description of the Notes" on pages PS-2 through PS-6, PS-7 through PS-10 and PS-11 through PS-16, respectively, of the Registrants' related preliminary Pricing Supplement, Subject to Completion, dated July 25, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Pricing Supplement, Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

      99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registrants' automatic shelf registration statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 132370-01) (the "Registration
Statement").

      99 (B). Prospectus Supplement dated April 13, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated April 13, 2006.

      99 (C). Preliminary Pricing Supplement describing the Stock Market Upturn NotesSM Based Upon the Hang Seng China Enterprises Index Due 2008, Subject to Completion, dated July 25, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated July 26, 2006.

      99 (D). Senior Debt Indenture among the Registrants and JPMorgan Chase Bank, N.A., dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.

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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Citigroup Inc.
                                                 (REGISTRANT)

                                       By:    /s/ Charles E. Wainhouse
                                             -----------------------------------
                                             Name:    Charles E. Wainhouse
                                             Title:   Assistant Treasurer



                                       Citigroup Funding Inc.
                                                       (REGISTRANT)

                                       By:    /s/ Mark Handsman
                                             -----------------------------------
                                             Name:    Mark Handsman
                                             Title:   Executive Vice President

Date: August 23, 2006

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                                INDEX TO EXHIBITS

EXHIBIT NO.                               EXHIBIT
-----------                               -------

99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registration Statement.

99 (B). Prospectus Supplement, dated April 13, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated April 13, 2006.

99 (C). Preliminary Pricing Supplement describing the Stock Market Upturn NotesSM Based Upon the Hang Seng China Enterprises Index Due 2008, Subject to Completion, dated July 25, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated July 26, 2006.

99 (D). Senior Debt Indenture among the Registrants and JPMorgan Chase Bank N.A., dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.

                                       4